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                                                                       EXHIBIT I

                             JOINT FILING AGREEMENT


         Pursuant to Rule 13d-1(k)(1) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


Dated:  November 22, 2000


                                       MARLIN INVESTORS, L.L.C.



                                       By:  /s/ WILLIAM R. ZIEGLER
                                            ------------------------------------
                                            Name:  William R. Ziegler
                                            Title: Managing Member


                                       /s/ WILLIAM R. ZIEGLER
                                       -----------------------------------------
                                       William R. Ziegler, Individually


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